UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 22, 2004

LAIDLAW INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-13109	98-0390488
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Shuman Blvd. Suite 400, Naperville, Illinois		60563
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(630) 848-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2004, the Pension Benefit Guaranty Corporation (the "PBGC") and Laidlaw International, Inc. entered into an amendment to their Agreement dated June 18, 2003 (the "Amendment"), whereby the PBGC has agreed to extend the deadline for the sale of approximately 3.8 million shares of Laidlaw International, Inc. common stock held in trust for the benefit of the Greyhound U.S. pension plans to April 15, 2005, which will enable Laidlaw to use a portion of the proceeds from the sale of its healthcare companies, scheduled to close by the end of March 2005, to repurchase all or a portion of those shares. Attached hereto and incorporated herein is the Amendment. Laidlaw issued a press release on December 22, 2004 announcing this Amendment to its agreement with the PBGC, which press release is attached hereto as an exhibit and incorporated herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Amendment to Agreement.

99.2 Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAIDLAW INTERNATIONAL, INC.

December 22, 2004	By:	Douglas A. Carty

Name: Douglas A. Carty
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Amendment to Agreement
99.2	Press Release